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                                                                   Exhibit 5.1


                     [LETTERHEAD OF FOLEY, HOAG & ELIOT LLP]






                                February 25, 1998


Telco Systems, Inc.
63 Nahatan Street
Norwood, Massachusetts  02062

Ladies and Gentlemen:

         We are familiar with the Registration Statement on Form S-3 (the "S-3 Registration Statement") filed today by Telco Systems, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended. The S-3 Registration Statement relates to the proposed offering by the Company of 101,636 shares (the "Shares") of its Common Stock, par value $0.01 per share, all of which Shares are now issued and outstanding.

         In arriving at the opinions expressed below, we have examined and relied on the following documents: (a) the Certificate of Incorporation of the Company; (b) the By-Laws of the Company, as amended; and (c) the records of meetings and consents of the Board of Directors and stockholders of the Company provided to us by the Company. In addition, we have examined and relied on the originals or copies certified or otherwise identified to our satisfaction of all such corporate records of the Company and such other instruments and other certificates of public officials, officers and representatives of the Company and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.


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Telco Systems, Inc.
February 25, 1998
Page 2


         Based upon the foregoing, it is our opinion that:

         1. The Company has taken all necessary corporate action required to authorize the issuance and sale of the Shares; and

         2. The Shares have been validly and legally issued and are fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the S-3 Registration Statement.


                                                  Very truly yours,

                                                  FOLEY, HOAG & ELIOT LLP



                                                  By: /s/ Edward N. Gadsby, Jr.
                                                      -------------------------
                                                      A Partner




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